Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
Good Sam Karen L. Porter Director of Media Services (847) 229-6408 kporter@campingworld.com

ALLIANCE DATA TO LAUNCH CREDIT CARD PROGRAM FOR GOOD SAM
ENTERPRISES, WORLD’S LARGEST RV MEMBERSHIP AND RETAIL ORGANIZATION

•	Alliance Data’s full suite of real-time tools and technologies to drive new accounts in fast- growing category
•	Purchases made with the Good Sam Camping World Visa Credit Card will earn Rec Rewards, redeemable for membership products and services, gift cards, travel and entertainment, merchandise or cash back
•	Alliance Data to acquire existing credit card portfolio

DALLAS – June 19, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a long-term agreement to provide co-brand credit card services for Good Sam Enterprises. Good Sam Enterprises includes the Good Sam Club (www.goodsamclub.com), the world’s largest membership organization for RV owners with over 1.5 million members, and Camping World (www.campingworld.com), America’s number one retailer for RV products, accessories, maintenance and repair provided through more than 105 Camping World stores nationwide and through easy online and catalog shopping.

“Good Sam is the only company that is integrated into all elements of the RV lifestyle, and we’re pleased to find a dedicated marketing partner for our card program. Alliance Data shares in the excitement of our loyal customer base as they seek more benefits to help them enjoy spending time on the open road,” said Marcus Lemonis, chief executive officer of Good Sam Enterprises. “With Alliance Data’s ability to leverage the retail point-of-sale channel and creatively market to our dedicated group of enthusiasts, we’re confident we can offer a best-in-class value proposition that will increase loyalty and sales.”

Alliance Data Retail Services will deliver a marketing-driven co-brand credit program designed to enrich Good Sam’s relationship with its cardmembers, offering more incentives to shop through its retail stores, websites or call centers and stay at private campgrounds across the U.S. and Canada. Cardmembers will earn Rec Rewards for every dollar spent with the card, including accelerated Rec Rewards for purchases of Good Sam and Camping World products and stays at private campgrounds. The program will leverage Alliance Data’s real-time capabilities and on-site technologies to welcome Good Sam members and Camping World customers to the program. Good Sam will have access to Alliance Data’s advanced suite of digital and mobile solutions, designed for cardmembers living an “on the go” lifestyle.

“With Good Sam’s position as a category leader, substantial membership base and brand recognition – along with the fact that roughly 30 million Americans participate in the RV lifestyle – we’re enthusiastic about the opportunities that lie ahead for this partnership,” said Melisa Miller, president of Alliance Data Retail Services. “As we deepen our experience in the affinity space, we look forward to working with Good Sam to employ a results-driven approach that will achieve higher levels of loyalty by expanding their marketing across new channels.”

Additionally, Alliance Data will purchase Good Sam’s existing file of co-brand credit card accounts, acquiring a portfolio with a size approximately double the average portfolio range of Alliance Data’s existing client base. Details of the purchase price will not be disclosed, other than to note it is well within norms of the industry. Alliance Data believes that the performance of the acquired file will be consistent with traditional expectations. Additionally, all new co-brand accounts will be consistent with Alliance Data’s traditional credit quality standards. The transaction is scheduled to close before the end of the third quarter 2014, subject to customary closing conditions.

About Good Sam Enterprises
Good Sam Enterprises, LLC and its wholly owned subsidiaries, serve the safety, security, comfort and convenience needs of the North American outdoor and recreational vehicle market. Through its Good Sam and Camping World branded products and services, Good Sam Enterprises targets almost every aspect of this diverse and dynamic niche market. Both founded in 1966, Good Sam is the world's largest RV owners organization, with over 1.5 million members, offering helpful technical tips, vacation planning, extended warranty, magazine subscriptions, roadside assistance and more to serve the outdoor enthusiast and Camping World is America's #1 source for RV accessories, RV maintenance and repair. Camping World features over 10,000 quality products located at over 105 SuperCenters nationwide, and easy online and catalog shopping. The goal is simple: Good Sam and Camping World make RV ownership and the RV lifestyle more enjoyable.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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